Exhibit 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Leonard W. Burningham as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in all capacities stated below to sign any or all amendments or post-effective amendments to the Registration Statement on Form S-4 of Source Energy Corporation to which this Power of Attorney is attached as an exhibit, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Craig Carpenter	Date: December 14, 2004
Craig Carpenter, Director

/s/ Helen G. Carpenter	Date: December 14, 2004
Helen G. Carpenter, Director

/s/ Kathleen L. Morrison	Date: December 14, 2004
Kathleen L. Morrison, Director

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POWER OF ATTORNEY

Know all men by these presents, that Source Energy Corporation, a Utah corporation (the “Company”), hereby constitutes and appoints Leonard W. Burningham as its true and lawful attorney-in-fact and agent, with full power of substitution, for the Company and in its name, place and stead in all capacities to sign any or all amendments or post-effective amendments to the Registration Statement on Form S-4 of the Company, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the Company might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SOURCE ENERGY CORPORATION

Date: December 14, 2004	By	/s/ Craig Carpenter
Craig Carpenter, Chief Executive Officer

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CERTIFIED RESOLUTIONS

I, Kathleen L. Morrison, in my capacity as Secretary of Source Energy Corporation, a Utah corporation (the “Company”), do hereby certify that the following resolution was duly adopted by the Board of Directors of the Company on December 14, 2004, said resolution has not been amended, modified or rescinded, and said resolution is in full force and effect in the form adopted.

RESOLVED, that Leonard W. Burningham is hereby appointed as the Company’s true and lawful attorney-in-fact and agent, with full power of substitution, for the Company and in its name, place and stead in all capacities to sign any or all amendments or post-effective amendments to the Registration Statement on Form S-4 of the Company, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the Company might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: December 14, 2004	/s/ Kathleen L. Morrison
Kathleen L. Morrison, Secretary

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